AMENDMENT

to

FOREIGN CUSTODY MANAGER AGREEMENT

THIS AMENDMENT made effective as of the 18th day of July, 2011 amends that certain Foreign Custody Manager Agreement, dated as of November 5, 2009, between the Funds listed on Exhibit A thereto and The Bank of New York Mellon, amended September 14, 2010 and February 25, 2011 (the “FCM Agreement”) as herein below provided.

W I T N E S S E T H:

WHEREAS, the FCM Agreement provides that the parties to the FCM Agreement may agree to amend Schedule I to the FCM Agreement to add new series to each of the Virtus Equity Trust, Virtus Insight Trust, Virtus Institutional Trust, Virtus Opportunities Trust, from time to time.

NOW, THEREFORE, in consideration of the foregoing premise, the parties to the FCM Agreement hereby agree that the FCM Agreement is amended as follows:

1. Schedule I to the FCM Agreement is hereby replaced with Schedule I attached hereto and made a part hereof.

2. Except as herein provided, the FCM Agreement shall be and remain unmodified and in full force and effect. All initial capitalized terms used but not defined herein shall have such meanings as ascribed thereto in the FCM Agreement.

3. This Amendment may be executed in any number of counterparts (including executed counterparts delivered and exchanged by facsimile transmission) with the same effect as if all signing parties had originally signed the same document, and all counterparts shall be construed together and shall constitute the same instrument. For all purposes, signatures delivered and exchanged by facsimile transmission shall be binding and effective to the same extent as original signatures.

[signature page follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed by their duly authorized officers.

VIRTUS EQUITY TRUST
VIRTUS INSIGHT TRUST
VIRTUS INSTITUTUIONAL TRUST
VIRTUS OPPORTUNITIES TRUST

By:
Name: W. Patrick Bradley
Title: Chief Financial Officer and Treasurer

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

SCHEDULE I

Series and Effective Dates

Fund	Portfolios	Effective Date
Virtus Equity Trust	Virtus Balanced Fund	July 18. 2011
	Virtus Growth & Income Fund	July 18. 2011
	Virtus Mid-Cap Core Fund	July 18. 2011
	Virtus Mid-Cap Growth Fund	July 18. 2011
	Virtus Mid-Cap Value Fund	July 18. 2011
	Virtus Quality Large-Cap Value Fund	July 18. 2011
	Virtus Quality Small-Cap Fund	July 18. 2011
	Virtus Small-Cap Core Fund	July 18. 2011
	Virtus Small-Cap Sustainable Growth Fund	July 18. 2011
	Virtus Strategic Growth Fund	July 18. 2011
	Virtus Tactical Allocation Fund	July 18. 2011

Virtus Insight Trust	Virtus Balanced Allocation Fund	July 18. 2011
	Virtus Core Equity Fund	July 18. 2011
	Virtus Emerging Market Opportunities Funds	November 5, 2009
	Virtus High Yield Income Fund	July 18. 2011
	Virtus Insight Government Money Market Fund	July 18. 2011
	Virtus Insight Money Market Fund	July 18. 2011
	Virtus Tax – Exempt Money Market Fund	July 18. 2011
	Virtus Intermediate Government Bond Fund	July 18. 2011
	Virtus Intermediate Tax-Exempt Bond Fund	July 18. 2011
	Virtus Short/ Intermediate Bond Fund	July 18. 2011
	Virtus Tax-Exempt Bond Fund	July 18. 2011
	Virtus Value Equity Fund	July 18. 2011

Virtus Institutional Trust	Virtus Institutional Bond Fund	July 18. 2011

Virtus Opportunities Trust	Virtus Allocator Premium AlphaSector Fund	March 15, 2011

Virtus AlphaSector Rotation Fund	July 18. 2011
Virtus AlphaSector Allocation Fund	July 18. 2011
Virtus Alternatives Diversifier Fund	July 18. 2011
Virtus Bond Fund	July 18. 2011
Virtus CA Tax-Exempt Bond Fund	July 18. 2011
Virtus Foreign Opportunities Fund	November 5, 2009
Virtus Global Commodities Stock fund	March 15, 2011
Virtus Global Infrastructure Fund	November 5, 2009
Virtus Global Opportunities Fund	November 5, 2009
Virtus Global Premium AlphaSector Fund	March 15, 2011
Virtus Global Real Estate Securities Fund	November 5, 2009
Virtus Great Asia ex Japan Opportunities Fund	November 5, 2009
Virtus Greater European Opportunities Fund	November 5, 2009
Virtus High Yield Fund	July 18. 2011
Virtus International Equity	September 14, 2010
Virtus International Real Estate Fund	November 5, 2009
Virtus Market Neutral Fund	February 25, 2011
Virtus Multi-Sector Fixed Income Fund	July 18. 2011
Virtus Multi-Sector Short Term Bond Fund	July 18. 2011
Virtus Premium AlphaSector Fund	July 18. 2011
Virtus Real Estate Securities Fund	July 18. 2011
Virtus Senior Floating Rate Fund	July 18. 2011